Exhibit 99.1

PRESS RELEASE

For immediate release

For more information:

F. Scott Dueser, Chairman, President and CEO

First Financial Bankshares, Inc.

325.627.7030

FIRST FINANCIAL BANKSHARES ANNOUNCES ELECTION OF

VIANEI LOPEZ BRAUN TO BOARD OF DIRECTORS

ABILENE, Texas, January 28, 2020 – The Board of Directors of First Financial Bankshares, Inc. (NASDAQ: FFIN) (“First Financial” or the “Company”) announced today the election of Vianei Lopez Braun to the Company’s Board of Directors, effective immediately. Ms. Braun, of Fort Worth, was also appointed to the First Financial Bank, N.A. Fort Worth Region Board of Directors.

Ms. Braun leads the labor and employment section for Decker Jones, P.C., a full-service law firm based in Fort Worth, and serves as the Chief Development Officer for the firm. She has been practicing law for more than 25 years with previous tenure in Houston and Abilene and serves large publicly traded companies as well as private employers and individual professionals and executives.

“We are extremely pleased to welcome Vianei to our Board of Directors,” said F. Scott Dueser, Chairman, President and CEO of First Financial. “Vianei has represented our Company for many years and we know her well. We look forward to having her counsel and direction on the Company and Regional boards. Her experience and background in employment law across multiple industries will be a tremendous asset to our Board and the Company.”

Ms. Braun is an honors graduate of Princeton University and the University of Texas School of Law. She has been recognized as a Texas Monthly “Super Lawyer” in Labor & Employment law, and has been selected as a “Top Lawyer” in Labor & Employment law by Fort Worth Texas and 360 West magazines, and also by H Texas and Houstonia magazines when she was practicing law in Houston. She has also been honored as a “Great Woman of Texas” by the Fort Worth Business Press.

About First Financial Bankshares

Headquartered in Abilene, Texas, First Financial Bankshares is a financial holding company that through its subsidiary, First Financial Bank, N.A., operates multiple banking regions with 78 locations in Texas, including Abilene, Acton, Albany, Aledo, Alvarado, Beaumont, Boyd, Bridgeport, Brock, Bryan, Burleson, College Station, Cisco, Cleburne, Clyde, Conroe, Cut and Shoot, Decatur, Eastland, El Campo, Fort Worth, Fulshear, Glen Rose, Granbury, Grapevine, Hereford, Huntsville, Keller, Kingwood, Magnolia, Mauriceville, Merkel, Midlothian, Mineral

Wells, Montgomery, Moran, New Waverly, Newton, Odessa, Orange, Palacios, Port Arthur, Ranger, Rising Star, Roby, San Angelo, Southlake, Stephenville, Sweetwater, Tomball, Trent, Trophy Club, Vidor, Waxahachie, Weatherford, Willis, and Willow Park. The Company also operates First Financial Trust & Asset Management Company, N.A., with eight locations and First Technology Services, Inc., a technology operating company.

The Company is listed on The NASDAQ Global Select Market under the trading symbol FFIN. For more information about First Financial, please visit our website at http://www.ffin.com.

###

Certain statements contained herein may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company’s management, as well as assumptions made beyond information currently available to the Company’s management, and may be, but not necessarily are, identified by such words as “expect”, “plan”, “anticipate”, “target”, “forecast” and “goal”. Because such “forward-looking statements” are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables.    Other key risks are described in the Company’s reports filed with the Securities and Exchange Commission, which may be obtained under “Investor Relations-Documents/Filings” on the Company’s Web site or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.